SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2018

CLEAN ENERGY TECHNOLOGIES, INC.

 (Exact name of Company as specified in its charter)

Nevada	333-125678	20-2675800
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
2990 Redhill Avenue Costa Mesa, CA 92626
(Address of principal executive offices)
Phone: (949) 273-4990
(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Clean Energy Technologies, Inc.

Current Report

Form 8-K

Item 1.01 – Entry into a Material Definitive Agreement

(a)  On June 21, 2018 Clean Energy Technologies, Inc. (the “Company”) issued a Promissory Note (the “June Note”) to MGW Investment I, Limited (“MGWI”) in the principal amount of $250,000 due June 21, 2019, at an interest rate of 8% per annum.

(b) On June 21, 2018, the Company and MGWI entered into Amendment No. 1 (the “Amendment”) to the 12% Convertible Promissory Note in the principal amount of $153,123 (the “February Note”) of the Company to MGWI, dated February 8, 2018. The Amendment removed limitations on the conversion of the February Note which was formerly set at 9.9% of MGWI’s holdings of Company’s common stock. In addition, the conversion price of the February Note was fixed at $.003 per share rather than the lower of $.003 or 40% of the average 20 day closing price of the Common Stock. MGWI also waived the mandatory redemption provision and the section was deleted by the Amendment.

The foregoing description of the June Note and the Amendment is not complete and is qualified in their entirety by reference to the full text of the June Note and the Amendment copies of which are respectively included as Exhibit 10.98 and 10.99 to this Current Report on Form 8-K and which are respectively incorporated into and made a part of this Item 1.01 by reference.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 “Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 2.03 by this reference.

Item 3.02 – Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 “Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 3.02 by this reference.

Item 8.01 Other Events.

On June 11, 2018 the Company issued a press release regarding an agreement to cross promote its products with Biomass Power Limited. A copy of the agreement referred to in the press release is filed as exhibit 99.1 to this Current Report of Form 8-K.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

10.98

$250,000 Note of Clean Energy Technologies, Inc. to MGW Investment I, Ltd. due June 21, 2019.

10.99

Amendment No. 1 to the $153,123 Convertible Promissory Note of the Company to MGW Investment I Limited, dated February 8, 2018.

99.1

Agreement between Clean Energy Technologies, Inc. and Biomass Power Limited dated May 23, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Energy Technologies, Inc.

Date: June 21, 2018

/s/ Kambiz Mahdi

_______________

By: Kambiz Mahdi

Chief Executive Officer